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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): August 29, 2001


                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

             (Exact Name of Registrant as Specified in the Charter)


          Delaware                      0-25198                36-3973627
(State or other jurisdiction      (Commission File No.)       (IRS Employer
       of incorporation)                                    Identification No.)


                      Universal Automotive Industries, Inc.
                           11859 South Central Avenue
                              Alsip, Illinois 60803

                    (Address of principal executive offices)

                                 (708) 293-4050

              (Registrant's telephone number, including area code)

                                       N/A

         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS

         On August 29, 2001 the Registrant received funding of approximately $2,800,000 from Venture Equities Management, Inc. ("VEMI"), an affiliate of Wanxiang America Corporation ("Wanxiang") in connection with the issuance of 201,438 shares of Series A Preferred Stock, currently convertible into 2,014,380 shares of the Registrant's common stock, pursuant to a form of stock purchase agreement ("Purchase Agreement") dated as of August 28, 2001, attached as
Exhibit 10.1, and summarized in the press releases of the Registrant dated August 23, 2001 and August 30, 2001 and attached as Exhibit 99.1 and Exhibit 99.2, respectively. All exhibits referenced in this Form 8-K are incorporated by reference herein and made a part hereof and all summaries of the referenced exhibits are qualified in their entirety by the full terms and conditions of the exhibits.

         The unaudited pro forma balance sheet of the Registrant for the six-month period ended June 30, 2001 is attached hereto as Exhibit 99.3. It demonstrates that net tangible assets as of June 30, 2001, as computed in accordance with the methodology used by Nasdaq, totaled $186,501, and totaled $3,486,501 on a pro forma basis, as adjusted for: (i) the issuance of the Series A Preferred Stock, net of expenses; (ii) conversion of liabilities to equity which occurred as of July 31, 2001; and (iii) the scheduled issuance of $100,000 of common stock to certain minority shareholders of ePartsExchange, Inc., a subsidiary of the Registrant, which will be closed no later than September 30, 2001. This computation of the Registrant's pro forma net tangible assets does not take into account the Registrant's financial results for the month ended July 31, 2001, for which the Registrant anticipates reporting a small operating profit and an overall loss. The financial results for the month ended July 31, 2001 were included in the Registrant's estimate of net tangible assets of $3,395,000 included in its press release dated August 30, 2001. The $3,395,000 estimate also did not take into account the estimated expenses associated with the closing of the VEMI funding.

         The Purchase Agreement, together with the other agreements and documents referenced below, details the terms and conditions upon which the Series A Preferred Stock has been issued to VEMI. It contains customary representations and warranties by the Registrant, with corresponding indemnities, which generally survive the closing for 18 months, provided that representations as to organization, authority, capitalization and subsidiaries survive forever and as to tax matters survive for the applicable statute of limitations. The Registrant agreed to pay one-half of VEMI's legal costs in connection with the Purchase Agreement and associated transactions.

         The Series A Preferred Stock is presently convertible into approximately 20% of the Registrant's issued and outstanding capital stock. Attached as Exhibit 4.1 is the form of Certificate of Designations and Preferences (the "Certificate") which has been filed with the Delaware Secretary of State and which outlines the rights attendant to the shares. The shares of Series A Preferred Stock contain standard weighted average antidilution protection with respect to subsequent issuances of capital stock of the Registrant, or warrants, options or other rights to acquire common stock of the Registrant at a price per share below the conversion price set forth in the Certificate. The conversion price is currently $1.39 per share, which is the as-converted purchase price of the shares of common stock into which the Series A Preferred Stock is convertible. The Series A Preferred Stock is entitled to a liquidation preference over all other classes of securities of the Registrant equal to the purchase


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price of the shares plus 8% per annum, compounded annually, from the date of issuance until six years following the date of issuance. The Registrant is entitled to redeem the Series A Preferred Stock during the 365 day period following the fifth anniversary of the issuance of the Series A Preferred Stock or following the failure of the holders of a majority of the shares of Series A Preferred Stock to consent to certain categories of actions proposed by the Registrant, subject to the Registrant's tendering 300% of the then current liquidation preference; provided however, in the event the redemption notice is delivered, the holders of Series A Preferred Stock have the right to avoid redemption by electing to convert their shares into common stock based upon the conversion ratio then in effect. The conversion ratio is presently 10-for-1.

         The Series A Preferred Stock will vote together with the Registrant's common stock as one class, except as noted below, with the Series A Preferred Stock's vote to be based upon the number of shares of common stock into which the shares are convertible. In addition, the following actions will require the consent of the holders of a majority of the Series A Preferred Stock until the point in time that VEMI and its affiliates cease to hold at least 50% of their original holdings (the "50% Date"): issuance or authorization of a class of stock, or rights to acquire stock, which is not junior to the Series A Preferred Stock; a merger or consolidation with other entities or a sale or acquisition of assets where the value of the transaction exceeds 10% of the fair market value of the Registrant's assets consolidated with all subsidiaries; liquidation, dissolution or recapitalization of the Registrant; certain amendments to the Registrant's certificate of incorporation, bylaws or board composition; payments of dividends on junior securities or redemptions of stock; and transactions transferring 50% or more of the voting power of the Registrant.

         The Certificate contains certain "Events of Default" which, if occurring and not cured within thirty (30) days for monetary and five (5) days for non-monetary defaults, trigger the right of the holder of the "Default Warrant" in the form attached as Exhibit 10.2 to purchase up to 2,500,000 shares of common stock. The Events of Default include the following: breach of a covenant under the "Purchase Agreement," "Supply Agreement," "Stockholders Agreement" or any of the "Warrants" issued per the Purchase Agreement (as such terms are defined below); the Registrant's becoming subject to certain insolvency proceedings or failing to satisfy any judgment or obligation exceeding $100,000, which obligation is past due or accelerated due to default by the Registrant; breach by the Registrant in any credit facility which results in acceleration of indebtedness; inability to pay bona fide trade payables following demand; or failure to meet by at least 15% of certain approved budgets where the Registrant has lost at least $0.08 per share over the prior twelve
(12) months and has less than $0.40 per share of "Net Equity" (assets in excess of liabilities) divided by the total number of shares of common stock and preferred stock of the Registrant issued and outstanding as of the exercise date ("Outstanding Shares") (as defined in the Certificate).

         The Default Warrant expires on the 50% Date. If exercised following an Event of Default, the purchase price per share under the Default Warrant is the greater of: (i) 150% of "Net Equity;" or (ii) 600% of EBITDA of the Registrant divided by the number of outstanding shares on the exercise date.

         The Registrant has issued two one-year warrants to VEMI, each to purchase 800,000 shares of Common Stock. The first Warrant, in the form attached as Exhibit 10.3, has an exercise price of


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$2.00 per share. The second Warrant, in the form attached as Exhibit 10.4, has an exercise price of the greater of $2.00 per share or 90% of the average market price of the Registrant's securities for the 60 consecutive trading days immediately preceding exercise. The above warrants and the Default Warrant are collectively referred to as the "Warrants."

         The Registrant has entered into a Registration Rights Agreement with VEMI in the form attached as Exhibit 10.5, providing the holders of a majority of the outstanding Series A Preferred Stock with two long form (i.e., S-1 or SB-2) and two short form (i.e., S-3) demand registration rights and unlimited piggyback registration rights, subject to underwriter's cutback, with respect to the Common Stock underlying the Series A Preferred Stock and Warrants, and containing other customary terms and conditions.

         VEMI, the Registrant and three of its principal stockholders (Arvin Scott, Yehuda Tzur and Sami Israel -- the "Founder Shareholders") have entered into a Stockholders Agreement in the form attached as Exhibit 10.6, effective through the 50% Date, which among other things, provides VEMI with a proxy to vote the Founder Shareholders' common stock following an "Event of Default" under the Certificate or under the Default Warrant until the later of one year thereafter, or the date of cure of the default, and also provides a perpetual proxy to vote the same percentage of shares owned by each Founder Stockholder equal to the percentage of shares, if any, purchased by VEMI under the Default Warrant. The Stockholders Agreement further obligates the Founder Stockholders to vote their shares of Common Stock to maintain a nine person board of directors of the Registrant, and to vote for two designees selected by the holders of a majority of the shares of Series A Preferred Stock. It also provides the holders of the Series A Preferred Stock with a right of first refusal to purchase the shares held by Founder Stockholders, except for open market sales, certain permitted (family) transfers and sales of shares by secured creditors pursuant to existing pledge agreements. VEMI is also granted a preemptive right to purchase its proportionate share of any new securities to be issued by the Registrant, exclusive of (i) up to 200,000 shares to be issued to any person other than persons who are serving or have served as members of Registrant's board pursuant to its directors' share option plan; or (ii) shares issuable pursuant to existing stock options and warrants.

         The Registrant has entered into a Supply Agreement with Wanxiang in the form attached as Exhibit 10.7, which provides Wanxiang a right of first refusal to supply specified minimum percentages of all products sourced by the Registrant from the Peoples Republic of China on comparable prices, terms, conditions and product quality. Under the Supply Agreement, price will be deemed comparable if not higher than 4% above the lowest bid price received by the Company for the products for the first $5,000,000 of products offered to Wanxiang to supply to the Registrant. The right of first refusal will apply to 50% of all Chinese-sourced products for the first contract year, 65% for the second contract year and 80% for each current year thereafter. Should the Registrant fail to source at least $5,000,000 of products for any contract year (included in this minimum are any products which Registrant purchases from third parties after Wanxiang elects not to provide such products), then the Registrant has agreed to pay Wanxiang 20% of the deficiency amount as damages for failure to offer minimum quantities to Wanxiang. The Supply Agreement can be terminated by the Registrant upon the 50% Date for any reason or upon default by Wanxiang which it fails to cure within 60 days; otherwise, its term is perpetual.



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         The Registrant has also entered into a letter agreement with VEMI in the form attached as Exhibit 10.8 which governs the placement of the Series A Preferred Stock purchase price proceeds in a bank account requiring signatures from representatives of both parties for withdrawal. The Agreement provides that if the Registrant fails to obtain certification from The Nasdaq Stock Market, Inc. ("Nasdaq") within 90 days following closing that the Registrant is in compliance with the net tangible assets requirements set forth in Nasdaq Marketplace Rule 4310(c)(B)(2), VEMI shall have a fifteen-day right to sell the Series A Preferred Stock back to Registrant and terminate the various agreements. In the event that the Registrant either: (i) obtains evidence of compliance with the Rule within the 90 day period to VEMI's reasonable satisfaction; or (ii) VEMI does not exercise the put in the fifteen-day time period, the put right terminates and the Registrant can access the funds from the bank account. The Nasdaq rule requires maintenance of minimum tangible net assets of at least $2,000,000. Because the Registrant's net tangible assets as reported on its most recently filed Form 10-K and Form 10-Q indicated a significant deficiency, Nasdaq commenced delisting proceedings. The Registrant attended a hearing on August 17, 2001, seeking an exception to delisting, to provide sufficient time to effect a plan which would increase its net tangible assets above $2,000,000 and to provide adequate assurances to Nasdaq that it has a reasonable prospect of maintaining the minimum net tangible assets in the future.

         As noted above, the Registrant's net tangible assets as of June 30, 2001, on a pro forma basis after giving effect to the Series A Preferred Stock issuance and other items, is approximately $3,486,501. The Registrant is hopeful, but can provide no assurances, that provision of this information will result in Nasdaq's promptly pronouncing that the Registrant has regained compliance with the Rule, which in turn would eliminate the put right under the Letter Agreement. In the event Nasdaq's confirmation as to compliance is not provided as a result of the transactions closed to date, the Registrant may be required to take other actions to satisfy Nasdaq as to compliance with the Rule, or Nasdaq may elect at any time to delist the Registrant's securities from trading on the Nasdaq Small Cap Market. There can be no assurances that the Registrant will be able to effect other transactions during the 90 day period sufficient to satisfy Nasdaq.

         This Form 8-K contains forward looking statements which involve numerous risks and uncertainties. The Registrant's actual results could differ materially from those anticipated in such forward looking statements as a result of certain factors, including those set forth in the Registrant's filings with the Securities and Exchange Commission.

(c)      EXHIBITS

EXHIBIT NUMBER      DESCRIPTION
--------------      -----------

4.1 Registrant's Certificate of Designations and Preferences for Series A Preferred Stock

10.1 Series A Preferred Stock Purchase Agreement between Universal Automotive Industries, Inc. ("Registrant") and Venture Equities Management, Inc. ("VEMI")



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EXHIBIT NUMBER      DESCRIPTION
--------------      -----------

10.2 VEMI Default Warrant to purchase up to 2,500,000 Shares of Registrant's Common Stock

10.3 VEMI Warrant to purchase up to 800,000 Shares of Registrant's Common Stock at $2.00 per Share

10.4 VEMI Warrant to purchase up to 800,000 Shares of Registrant's Common Stock at greater of $2.00 per Share or 60 Day Average Market Price

10.5                Registration Rights Agreement Between Registrant and VEMI

10.6 Stockholders Agreement Among VEMI, Registrant, Arvin Scott, Yehuda Tzur and Sami Israel

10.7                Supply Agreement Between Registrant and Wanxiang America
                    Corporation

10.8 Letter Agreement Granting VEMI a "Put" Right in Event of Failure to Obtain Nasdaq Confirmation of Net Tangible Assets Compliance

99.1                Press Release of Registrant Dated August 23, 2001

99.2                Press Release of Registrant Dated August 30, 2001

99.3 Unaudited Pro Forma Balance Sheet of Registrant for Six Months Ended June 30, 2001 and Pro Forma Adjustment Giving Effect to Series A Preferred Stock Issuance



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

                              /s/ Arvin Scott
                              ---------------------------------------
                              Arvin Scott, President and Chief Executive Officer



Dated: September 6, 2001